 Exhibit 99.2

Denim | Scottsdale, AZ

BRG

BLUEROCK RESIDENTIAL GROWTH REIT™

Q3 2019 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

Element | Las Vegas, NV

Bluerock Residential Growth REIT, Inc.

Third Quarter 2019

Supplemental Financial Information

(Unaudited)

Table of Contents

Third Quarter Earnings Release	3

Financial and Operating Highlights	16

Share and Unit Information	17

EBITDAre and Interest Information	18

Financial Statistics	19

Recent Acquisitions and Investments	20

Recent Dispositions	21

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	22

Portfolio Information	23

Renovation Table	24

Mezzanine/Preferred Investments	25

Condensed Consolidated Balance Sheets	26

Consolidated Statements of Operations	27

Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	28

Mortgages Payable Summary Information	29

2019 Outlook	31

Definitions of Non-GAAP Financial Measures	32

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2019, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Third Quarter 2019 Results

- Total Revenues Grew 11.8% to $53.5 Million -

- Same Store Revenue Grew 4.3% YoY -

New York, NY (November 5, 2019) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multi-family apartment communities, announced today its financial results for the quarter ended September 30, 2019.

Highlights

•	Total revenues grew 11.8% to $53.5 million for the quarter from $47.9 million in the prior year period.

•	Net income attributable to common stockholders for the third quarter of 2019 was $0.75 per diluted share, as compared to net loss attributable to common stockholders of ($0.44) per diluted share in the prior year period.

•	Property Net Operating Income (“NOI”) grew 15.9% to $28.0 million from $24.2 million in the prior year period.

•	Same store revenue and same store NOI increased 4.3% and 4.3% respectively, as compared to the prior year period.

•	Core funds from operations attributable to common stockholders and unit holders (“CFFO”) was $5.8 million, compared to $6.4 million in the prior year period. CFFO per diluted share is $0.19 for the quarter as compared to $0.21 in third quarter 2018. The change year over year was due in part to the timing of reinvestment of capital from asset dispositions in the quarter as part of the Company’s recycling into higher growth assets. The Company is reaffirming its 2019 CFFO per share guidance range.

•	Completed the sale of seven assets during the quarter, totaling approximately $369 million at an economic cap rate of 4.7%.

•	Invested in two multifamily communities totaling 965 units for a total purchase price of $193.1 million. The two new acquisitions are projected to yield a year one economic cap rate of 4.9% and grow to north of 6.0%. The Company maintains a robust pipeline and is actively working on closing additional investments by year end.

•	Invested $9.9 million in new preferred investments in two unrelated third-party operating multifamily communities totaling 304 units in Austin, Texas.

•	Paid quarterly common stock dividend of $0.1625, an 86% payout on a CFFO basis.

•	Consolidated real estate investments, at cost, increased approximately $22.1 million to $1.8 billion, from year end.

•	Completed 263 value-add unit upgrades during the quarter producing a 22.7% ROI through increased monthly rental rates.

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

“We produced strong operating results in the third quarter in-line with our expectations, with property NOI up 15.9% and same store NOI that increased 4.3%,” said Ramin Kamfar, Company Chairman and CEO. “These results reflect the successful execution of our strategy which includes creating value through our unit upgrade program and operational improvements. During the quarter, we completed multiple asset sales and recycled the proceeds into attractive assets with a stronger long-term growth profile and immediate value-add renovation opportunities. As we look ahead, we remain optimistic as we continue to realize the embedded growth opportunities within our portfolio, along with identifying attractive investments to expand our portfolio of highly amenitized communities in targeted growth markets.”

Financial Results

Net income attributable to common stockholders for the third quarter of 2019 was $17.2 million, or $0.75 per diluted share, compared to a net loss attributable to common stockholders of ($10.3) million, or ($0.44) per diluted share, in the prior year period. Net income attributable to common stockholders included non-cash expenses of $17.5 million, or $0.77 per share in the third quarter of 2019 compared to non-cash expense of $14.2 million or $0.60 per share for the prior year period. Net income attributable to common stockholders for the third quarter of 2019 was positively impacted by the gain on sale of real estate investments of $1.56 per diluted share.

CFFO for the third quarter of 2019 was $5.8 million, or $0.19 per diluted share, compared to $6.4 million, or $0.21 per diluted share, in the prior year period. CFFO was primarily driven by growth in property NOI of $3.8 million and interest income of $0.4 million arising from investment activity. This was primarily offset by a year-over-year rise in interest expense of $1.5 million and preferred stock dividends of $2.8 million. Timing of acquisitions and dispositions, together with the requirement to place the sale proceeds in escrow to effectuate 1031 exchanges which limited the Company’s ability to paydown its credit facilities, accounted for the majority of the year-over-year per share decrease.

Total Portfolio Performance

$ In thousands, except average rental rates	3Q19	3Q18	Variance		YTD19	YTD18	Variance
Total Revenues (1)	$53,547	$47,877	11.8%		$157,449	$134,705	16.9%
Property Operating Expenses	$19,377	$17,971	7.8%		$56,847	$50,504	12.6%
NOI	$28,045	$24,204	15.9%		$82,728	$67,669	22.3%
Operating Margin	59.1%	57.4%	170	bps	59.3%	57.3%	200	bps
Occupancy Percentage	94.1%	94.5%	(40	)bps	93.9%	94.0%	(10	)bps
Average Rental Rate	$1,313	$1,253	4.8%		$1,308	$1,239	5.6%

(1) Including interest income from related parties

For the third quarter of 2019, property revenues increased by 11.8% compared to the same prior year period primarily attributable to the increased size of the portfolio. Total portfolio NOI was $28.0 million, an increase of $3.8 million, or 15.9%, compared to the same period in the prior year.

Property NOI margins were 59.1% of revenue for the quarter, an increase of 170 basis points compared to 57.4% of revenue in the prior year quarter. Property operating expenses were up primarily due to the increased size of the portfolio.

Same Store Portfolio Performance

$ In thousands, except average rental rates	3Q19	3Q18	Variance		YTD19	YTD18	Variance
Revenues	$35,301	$33,832	4.3%		$94,849	$89,792	5.6%
Property Operating Expenses	$14,544	$13,931	4.4%		$38,188	$37,497	1.8%
NOI	$20,757	$19,901	4.3%		$56,661	$52,295	8.3%
Operating Margin	58.8%	58.8%	0	bps	59.7%	58.2%	150	bps
Occupancy Percentage	94.1%	94.7%	(60	)bps	94.3%	94.2%	10	bps
Average Rental Rate	$1,336	$1,271	5.1%		$1,315	$1,245	5.6%

The Company’s same store portfolio for the quarter ended September 30, 2019 included 25 properties. For the third quarter of 2019, same store NOI was $20.8 million, an increase of $0.9 million, or 4.3%, compared to the prior year period. Same store property revenues increased by 4.3% compared to the same prior year period, primarily attributable to a 5.1% increase in average rental rates partially offset by average occupancy decreasing 60 basis points to 94.1%. Same store expenses increased $0.6 million primarily due to higher real estate taxes and insurance premiums, and increases in turnover, repairs and maintenance, and payroll costs.

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Renovation Activity

The Company completed 263 value-add unit upgrades during the third quarter producing a 22.7% ROI through increased monthly rental rates.

Since inception within the existing portfolio, the Company has completed 2,434 value-add unit upgrades at an average cost of $5,123 per unit and achieved an average monthly rental rate increase of $108 per unit, equating to a 25.2% ROI on all unit upgrades leased as of September 30, 2019. The Company has identified approximately 4,307 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations. The Company has completed 768 unit renovations year to date and continues to expect to complete between 900 and 1,200 in 2019.

Portfolio Activity

During the third quarter, the Company completed investments totaling $203 million. These investments include the following:

•	On July 24, 2019, acquired a 100% interest in a 645-unit apartment community located in Scottsdale, Arizona, known as Denim. The total purchase price was approximately $141.3 million, funded in part by a $91.6 million mortgage loan secured by the Denim property.

•	On July 31, 2019, acquired a 100% interest in a 320-unit apartment community located in Las Vegas, Nevada, known as The Sanctuary. The total purchase price was approximately $51.8 million, funded in part by a $33.7 million mortgage loan secured by the Sanctuary property.

•	On September 17 and September 25, 2019, made preferred equity investments totaling $9.9 million into two Austin, Texas operating assets with 304-units called Mira Vista and Thornton Flats.

During the third quarter, the Company completed the following dispositions:

•	On July 15, and August 29, 2019, closed on the portfolio sale of its investments in Sorrel, Sovereign, Preston View, Leigh House, and ARIUM Palms for approximately $273.7 million.

•	On September 20, 2019, closed on the portfolio sale of its investments in Marquis at Crown Ridge and Marquis at Stone Oak for approximately $95.0 million.

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Balance Sheet

During the third quarter, the Company raised gross proceeds of approximately $61.5 million through the issuance of 61,491 shares of Series B preferred stock with associated warrants at $1,000 per unit.

As of September 30, 2019, the Company had $42.8 million of unrestricted cash on its balance sheet, approximately $78.5 million available among its revolving credit facilities, and $1.3 billion of debt outstanding.

Dividend Details

The Board of Directors authorized, and the Company declared, a quarterly dividend for the third quarter of 2019 equal to a quarterly rate of $0.1625 per share on its Class A common stock, payable to the stockholders of record as of September 25, 2019, which was paid in cash on October 4, 2019. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that the Company will continue to declare dividends or at this rate.

The Board of Directors authorized, and the Company declared a quarterly cash dividend on its 8.250% Series A Cumulative Redeemable Preferred Stock for the third quarter of 2019, in the amount of $0.515625 per share. In addition, the Company declared a quarterly cash dividend on its 7.625% Series C Cumulative Redeemable Preferred Stock for the third quarter of 2019, in the amount of $0.4765625 per share. Further, the Company declared a quarterly cash dividend on its 7.125% Series D Cumulative Preferred Stock for the third quarter of 2019, in the amount of $0.4453125 per share. The dividends were payable to the stockholders of record on September 25, 2019 and were paid on October 4, 2019.

On October 14, 2019, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B preferred stock, payable to the stockholders of record as of October 25, 2019, which was paid in cash on November 5, 2019. On October 31, 2019, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share, each prorated on the basis of the actual number of days in the applicable dividend period during which each such share was outstanding.  Such prorated dividends will be payable in cash on each of (i) December 5, 2019 (to holders of record on November 25, 2019), and (ii) January 3, 2020 (to holders of record on December 24, 2019).

2019 Guidance

The Company is reaffirming its prior guidance. Based on the Company’s current outlook and market conditions, the Company anticipates 2019 CFFO in the range of $0.81 to $0.84 per share. For additional guidance details, please see page 31 of Company’s Third Quarter 2019 Earnings Supplement available under Investors on the Company’s website (www.bluerockresidential.com).

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Tuesday, November 5, 2019 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until December 5, 2019 at http://services.choruscall.com/links/brg191105.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10135863.

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

The full text of this Earnings Release and additional Supplemental Information is available in the Investors section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2019, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred investments as of September 30, 2019:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)		% Occupied (3)
ARIUM Glenridge	Atlanta, GA	480	1990	90%	$1,256		91.7%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,430		94.1%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,424		93.0%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,414		93.9%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,543		96.4%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,650		90.6%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,124		93.0%
Citrus Tower	Orlando, FL	336	2006	97%	1,325		92.6%
Denim	Scottsdale, AZ	645	1979	100%	1,155		98.0%
Element	Las Vegas, NV	200	1995	100%	1,250		97.5%
Enders Place at Baldwin Park	Orlando, FL	220	2003	92%	1,807		96.4%
Gulfshore Apartment Homes	Naples, FL	368	2016	100%	1,313		86.4%
James on South First	Austin, TX	250	2016	90%	1,313		93.2%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,233		93.3%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,519		91.4%
Outlook at Greystone	Birmingham, AL	300	2007	100%	998		94.3%
Park & Kingston	Charlotte, NC	168	2015	100%	1,326		94.6%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	100%	1,318		92.5%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,369		89.1%
Providence Trail	Mount Juliet, TN	334	2007	100%	1,240		97.3%
Roswell City Walk	Roswell, GA	320	2015	98%	1,563		94.1%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,379		97.0%
The Brodie	Austin, TX	324	2001	93%	1,310		97.8%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,445		95.5%
The Mills	Greenville, SC	304	2013	100%	1,060		92.1%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,474		95.6%
The Reserve at Palmer Ranch	Sarasota, FL	320	2016	100%	1,321		92.2%
The Sanctuary	Las Vegas, NV	320	1988	100%	1,039		91.9%
Veranda at Centerfield	Houston, TX	400	1999	93%	956		96.0%
Villages at Cypress Creek	Houston, TX	384	2001	80%	1,146		92.2%
Wesley Village	Charlotte, NC	301	2010	100%	1,381		94.7%
Consolidated Operating Properties Subtotal/Average		10,790			$1,317	(4)	93.8%

Mezzanine/Preferred Investments	Location	Actual/ Planned Number of Units			Pro Forma Average Rent
Alexan CityCentre	Houston, TX	340			$1,666	(2)
Alexan Southside Place	Houston, TX	270			1,689	(2)
Arlo	Charlotte, NC	286			1,507
Cade Boca Raton	Boca Raton, FL	90			2,549
Domain at The One Forty	Garland, TX	299			1,469
Flagler Village	Fort Lauderdale, FL	385			2,352
Helios	Atlanta, GA	282			1,451	(2)
Mira Vista	Austin, TX	200			984	(2)
North Creek Apartments	Leander, TX	259			1,358
Novel Perimeter	Atlanta, GA	320			1,749
Riverside Apartments	Austin, TX	222			1,408
The Park at Chapel Hill	Chapel Hill, NC	*			*
Thornton Flats	Austin, TX	104			1,577	(2)
Vickers Historic Roswell	Roswell, GA	79			3,176
Wayforth at Concord	Concord, NC	150			1,707
Whetstone Apartments	Durham, NC	204			1,316	(2)
Mezzanine and Preferred Investments Subtotal/Average		3,490			$1,698	(5)

Portfolio Properties Total/Average		14,280			$1,407	(6)

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended September 30, 2019.

(3) Percent occupied is calculated as (i) the number of units occupied as of September 30, 2019, divided by (ii) total number of units, expressed as a percentage.

(4) The average effective monthly rent including sold properties was $1,313 for the three months ended September 30, 2019.

(5) The average effective monthly rent including sold properties was $1,693 for the three months ended September 30, 2019.

(6) The average effective monthly rent including sold properties was $1,397 for the three months ended September 30, 2019.

* The development is in the planning phase, project specifications are in process.

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Nine Months Ended September 30, 2019 and 2018

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
Rental and other property revenues	$47,422	$42,175	$139,575	$118,173
Interest income from related parties	6,125	5,702	17,874	16,532
Total revenues	53,547	47,877	157,449	134,705
Expenses
Property operating	19,377	17,971	56,847	50,504
Property management fees	1,256	1,141	3,707	3,208
General and administrative	6,259	4,732	16,933	13,929
Acquisition and pursuit costs	217	7	346	78
Weather-related losses, net	57	13	347	181
Depreciation and amortization	17,643	15,384	51,097	45,844
Total expenses	44,809	39,248	129,277	113,744
Operating income	8,738	8,629	28,172	20,961
Other income (expense)
Preferred returns on unconsolidated real estate joint ventures	2,316	2,789	7,097	7,877
Gain on sale of real estate investments	48,680	—	48,680	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Loss on extinguishment of debt and debt modification costs	(6,924)	(1,624)	(6,924)	(2,277)
Interest expense, net	(14,635)	(12,905)	(45,826)	(36,063)
Total other income (expense)	29,437	(11,740)	3,706	(30,463)
Net income (loss)	38,175	(3,111)	31,878	(9,502)
Preferred stock dividends	(11,887)	(9,105)	(33,291)	(25,995)
Preferred stock accretion	(2,717)	(1,631)	(6,920)	(4,141)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	6,191	(3,157)	(1,747)	(8,841)
Partially owned properties	220	(356)	(662)	(824)
Net income (loss) attributable to noncontrolling interests	6,411	(3,513)	(2,409)	(9,665)
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)

Net income (loss) per common share - Basic	$0.76	$(0.44)	$(0.29)	$(1.28)

Net income (loss) per common share – Diluted	$0.75	$(0.44)	$(0.29)	$(1.28)

Weighted average basic common shares outstanding	22,320,710	23,742,129	22,622,040	23,893,957
Weighted average diluted common shares outstanding	22,669,188	23,742,129	22,622,040	23,893,957

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Consolidated Balance Sheets

Third Quarter 2019

(Unaudited and dollars in thousands except for share and per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Net Real Estate Investments
Land	$231,380	$200,385
Buildings and improvements	1,534,126	1,546,244
Furniture, fixtures and equipment	59,031	55,050
Construction in progress	260	989
Total Gross Real Estate Investments	1,824,797	1,802,668
Accumulated depreciation	(125,247)	(108,911)
Total Net Real Estate Investments	1,699,550	1,693,757
Cash and cash equivalents	42,806	24,775
Restricted cash	42,524	27,469
Notes and accrued interest receivable from related parties	180,261	164,084
Due from affiliates	3,777	2,854
Accounts receivable, prepaids and other assets	13,410	14,395
Preferred equity investments and investments in unconsolidated real estate joint ventures	105,399	89,033
In-place lease intangible assets, net	2,756	1,768
Total Assets	$2,090,483	$2,018,135

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,254,600	$1,206,136
Revolving credit facilities	—	82,209
Accounts payable	1,392	1,486
Other accrued liabilities	33,399	31,690
Due to affiliates	1,832	726
Distributions payable	12,948	12,073
Total Liabilities	1,304,171	1,334,320
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,721,460 shares issued and outstanding as of September 30, 2019 and December 31, 2018	140,143	139,545
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 460,064 and 306,009 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	412,761	272,842
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,323,750 shares issued and outstanding as of September 30, 2019 and December 31, 2018	56,715	56,485
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 229,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 shares issued and outstanding as of September 30, 2019 and December 31, 2018	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 22,382,060 and 23,322,211 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	224	233
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of September 30, 2019 and December 31, 2018	1	1
Additional paid-in-capital	299,507	307,938
Distributions in excess of cumulative earnings	(235,477)	(218,531)
Total Stockholders’ Equity	132,960	158,346
Noncontrolling Interests
Operating Partnership units	21,259	27,613
Partially owned properties	22,474	28,984
Total Noncontrolling Interests	43,733	56,597
Total Equity	176,693	214,943
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,090,483	$2,018,135

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Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

11

Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired five operating properties and made six property investments through preferred equity interests or mezzanine loans, and sold seven operating properties subsequent to September 30, 2018. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2019 and 2018 (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)
Add back: Net income (loss) attributable to Operating Partnership units	6,191	(3,157)	(1,747)	(8,841)
Net income (loss) attributable to common stockholders and unit holders	23,351	(13,491)	(7,671)	(38,814)
Common stockholders and Operating Partnership units pro-rata share of:
Real estate depreciation and amortization (1)	16,755	14,497	48,187	43,318
Gain on sale of real estate investments	(48,172)	—	(48,172)	—
FFO Attributable to Common Stockholders and Unit Holders	(8,066)	1,006	(7,656)	4,504
Common stockholders and Operating Partnership units pro-rata share of:
Acquisition and pursuit costs	217	7	346	78
Non-cash interest expense	787	915	2,348	2,977
Unrealized loss (gain) on derivatives	131	(225)	2,418	(225)
Loss on extinguishment of debt and debt modification costs	6,864	1,573	6,864	2,226
Weather-related losses, net	57	13	305	178
Non-real estate depreciation and amortization	157	77	327	216
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	—	—	393	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(340)	(236)	(938)	(700)
Non-cash equity compensation	3,290	1,621	8,109	5,039
Preferred stock accretion	2,717	1,631	6,920	4,141
CFFO Attributable to Common Stockholders and Unit Holders	$5,814	$6,382	$18,757	$18,434

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.26)	$0.03	$(0.25)	$0.15
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.19	$0.21	$0.61	$0.60

Weighted average common shares and units outstanding - diluted	30,847,869	30,994,530	30,734,110	30,896,740

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

12

Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net income (loss) attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)
Net income (loss) attributable to noncontrolling interests	6,411	(3,513)	(2,409)	(9,665)
Preferred stock dividends	11,887	9,105	33,291	25,995
Preferred stock accretion	2,717	1,631	6,920	4,141
Interest expense, net	14,635	12,905	45,826	36,063
Depreciation and amortization	17,486	15,307	50,770	45,628
Gain on sale of real estate investments	(48,680)	-	(48,680)	-
Loss on extinguishment of debt and debt modification costs	6,924	1,624	6,924	2,277
EBITDAre	$28,540	$26,725	$86,718	$74,466
Acquisition and pursuit costs	217	7	346	78
Non-real estate depreciation and amortization	157	77	327	216
Weather-related losses, net	57	13	347	181
Gain on sale of non-depreciable real estate investments	-	-	(679)	-
Shareholder activism	-	-	393	-
Non-cash equity compensation	3,290	1,621	8,109	5,039
Non-cash preferred returns on unconsolidated real estate joint ventures	(340)	(236)	(938)	(700)
Adjusted EBITDAre	$31,921	$28,207	$94,623	$79,280

13

Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total rental and other property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

14

Bluerock Residential Growth REIT, Inc. Third Quarter Earnings Release

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)
Add back: Net income (loss) attributable to Operating Partnership units	6,191	(3,157)	(1,747)	(8,841)
Net income (loss) attributable to common stockholders and unit holders	23,351	(13,491)	(7,671)	(38,814)
Add common stockholders and Operating Partnership units pro-rata share of:
Depreciation and amortization	16,755	14,497	48,187	43,318
Non-real estate depreciation and amortization	157	77	327	216
Non-cash interest expense	787	915	2,348	2,977
Unrealized loss (gain) on derivatives	131	(225)	2,418	(225)
Loss on extinguishment of debt and debt modification costs	6,864	1,573	6,864	2,226
Property management fees	1,193	1,077	3,511	3,033
Acquisition and pursuit costs	217	7	346	78
Corporate operating expenses	6,187	4,667	16,716	13,864
Weather-related losses, net	57	13	305	178
Preferred dividends	11,887	9,105	33,291	25,995
Preferred stock accretion	2,717	1,631	6,920	4,141
Less common stockholders and Operating Partnership units pro-rata share of:
Preferred returns on unconsolidated real estate joint ventures	2,316	2,789	7,097	7,877
Interest income from related parties	6,125	5,702	17,874	16,532
Gain on sale of real estate investments	48,172	—	48,172	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Pro-rata share of properties’ income	13,690	11,355	39,740	32,578
Add:
Noncontrolling interest pro-rata share of partially owned property income	668	660	2,086	1,855
Total property income	14,358	12,015	41,826	34,433
Add:
Interest expense	13,687	12,189	40,902	33,236
Net operating income	28,045	24,204	82,728	67,669
Less:
Non-same store net operating income	7,288	4,303	26,067	15,374
Same store net operating income (1)	$20,757	$19,901	$56,661	$52,295

(1) Same store portfolio for the three months ended September 30, 2019 consists of 25 properties, which represent 8,379 units. Same store portfolio for the nine months ended September 30, 2019 consists of 22 properties, which represent 7,613 units.

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

15

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Nine Months Ended September 30, 2019

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
OPERATING INFORMATION	2019	2018	% Change	2019	2018	% Change

Total revenue	$53,547	$47,877	11.8%	$157,449	$134,705	16.9%

Total assets	$2,090,483	$1,879,588	11.2%	$2,090,483	$1,879,588	11.2%

Property NOI (1)	$28,045	$24,204	15.9%	$82,728	$67,669	22.3%

Property NOI margins	59.1%	57.4%	3.0%	59.3%	57.3%	3.5%

Net income (loss) per common share - Diluted	$0.75	$(0.44)	-	$(0.29)	$(1.28)	-

CFFO attributable to common stockholders and unit holders per share (2)	$0.19	$0.21	(9.5%)	$0.61	$0.60	1.7%

(1) See page 34 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2) See page 32 for the Company's definition of this non-GAAP measurement and reasons for using it.

16

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Third Quarter 2019

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended September 30, 2019
Class A Common Stock	22,244,107
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	22,320,710
Warrants (1)	320,037
Restricted Stock Grants (2)	28,441
Weighted Average Common Stock Outstanding, Diluted	22,669,188
LTIP Units	1,794,169
OP Units	6,384,512
Weighted Average Common Stock and Total Units Outstanding, Diluted	30,847,869

Outstanding Common Stock and Units at September 30, 2019	31,304,903

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at September 30, 2019	5,721,460

Outstanding 6.000% Series B Redeemable Preferred Stock at September 30, 2019	460,064

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at September 30, 2019	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at September 30, 2019	2,850,602

(1) Potential dilution from warrants outstanding from issuance of Series B Preferred Stock offering that are potentially exercisable into 320,037 shares of common stock.

(2) Potential dilution from vesting of restricted stock grants issued to employees for 28,441 shares of common stock.

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to June 30, 2019:

Share Type	Shares and units outstanding June 30, 2019	LTIP Issuances	Other	Shares and units outstanding September 30, 2019	Ownership %
Class A Common Stock	22,294,327	-	87,733	22,382,060	71.50%
Class C Common Stock	76,603	-	-	76,603	0.24%
Total share equivalents	22,370,930	-	87,733	22,458,663	71.74%
OP Units	6,384,512	-	-	6,384,512	20.39%
LTIP Units	2,414,160	47,568	-	2,461,728	7.87%
Total noncontrolling interest	8,798,672	47,568	-	8,846,240	28.26%
Total shares, OP and LTIP Units	31,169,602	47,568	87,733	31,304,903	100.00%

17

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Third Quarter 2019

(Unaudited and dollars in thousands)

Three Months Ended
September 30,
2019
Q3 EBITDAre Calculation
Net income attributable to common stockholders	$17,160
Net income attributable to noncontrolling interests	6,411
Preferred stock dividends	11,887
Preferred stock accretion	2,717
Interest expense, net	14,635
Depreciation and amortization	17,486
Gain on sale of real estate investments	(48,680)
Loss on early extinguishment of debt	6,924
EBITDAre (1)	$28,540
Acquisition and pursuit costs	217
Non-real estate depreciation and amortization	157
Weather-related losses, net	57
Non-cash equity compensation	3,290
Non-cash preferred returns on unconsolidated real estate joint ventures	(340)
Adjusted EBITDAre	$31,921

Modified Q3 EBITDAre Calculation (2)
Adjusted EBITDAre	$31,921
Adjustment	(867)
Modified Q3 EBITDAre	$31,054
Modified Q3 EBITDAre annualized	$124,216

Modified Q3 Interest Calculation (2)(3)
Interest expense	$13,687
Adjustment	(680)
Modified Q3 interest expense	$13,007
Modified Q3 interest expense annualized	$52,028

(1) See page 33 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2) Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on July 1, 2019: (i) sales of ARIUM Palms, Marquis at Crown Ridge, Marquis at Stone Oak, Leigh House, Preston View, Sorrel, and Sovereign, (ii) acquisitions of Denim and The Sanctuary, (iii) preferred investments in Mira Vista and Thornton Flats, and (iv) additional investments at Alexan Southside, Arlo, Cade Boca Raton, Domain at The One Forty, North Creek Apartments, Riverside Apartments, Vickers Historic Roswell, and Wayforth at Concord. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes non-cash interest expense.

18

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Third Quarter 2019

(Unaudited and dollars in thousands)

	Three Months Ended
	September 30,
	2019
Interest Coverage Ratio
Modified Q3 EBITDAre *	$31,054
Modified Q3 interest expense (4) *	13,007
Interest coverage ratio	2.39	x

Quarterly Fixed Charge Coverage Ratio
Modified Q3 interest expense (4) *	$13,007
Preferred stock dividends	11,887
Total fixed charges	$24,894
Modified Q3 EBITDAre *	31,054
Modified Q3 EBITDAre fixed charge coverage ratio	1.25	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,263,702
Less: cash (3)	(85,330)
Net debt (total debt less cash)	$1,178,372
Modified Q3 EBITDAre (annualized)*	124,216
Net debt / modified EBITDAre ratio	9.49	x

Leverage as a Percentage of Assets
Total debt (1)	$1,263,702
Total undepreciated assets (2)	2,215,730
Total debt / total undepreciated assets	57.0%
Net debt / net undepreciated assets (less cash)	55.3%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,112,691
Total debt (1)	1,263,702
Total enterprise value	$2,376,393
Total debt / total enterprise value	53.2%
Net debt / total enterprise value	49.6%

(1) Total debt excludes amortization of fair market value adjustments of $1.1 million and deferred financing costs of $10.2 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes non-cash interest expense.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the September 30, 2019 closing share prices.

* Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on July 1, 2019: (i) sales of ARIUM Palms, Marquis at Crown Ridge, Marquis at Stone Oak, Leigh House, Preston View, Sorrel, and Sovereign, (ii) acquisitions of Denim and The Sanctuary, (iii) preferred investments in Mira Vista and Thornton Flats, and (iv) additional investments at Alexan Southside, Arlo, Cade Boca Raton, Domain at The One Forty, North Creek Apartments, Riverside Apartments, Vickers Historic Roswell, and Wayforth at Concord. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

19

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Investments

(Unaudited)

Property	Location	Date of Investment	Year Built/ Renovated (1)	Number of Units	Ownership Interest in Property	Purchase Price (in millions)	Average Rent (2)
The Park at Chapel Hill (3)	Chapel Hill, NC	01/23/2019	*	*	—	$8.5	*

Element	Las Vegas, NV	06/27/2019	1995	200	100%	41.8	$1,250

Providence Trail	Mount Juliet, TN	06/27/2019	2007	334	100%	68.5	1,240

Denim	Scottsdale, AZ	07/24/2019	1979	645	100%	141.3	1,155

The Sanctuary	Las Vegas, NV	07/31/2019	1988	320	100%	51.8	1,039

Mira Vista (4)	Austin, TX	09/17/2019	1983	200	—	5.3	984

Thornton Flats (4)	Austin, TX	09/25/2019	2017	104	—	4.6	1,577

Total/Average				1,803		$321.8	$1,171

(1) All dates are for the year construction was completed or expects to be completed, or the date that a significant renovation has or will be completed.

(2) Represents the average effective monthly rent per occupied unit for the three months ended September 30, 2019.

(3) Property is a development project. The investment includes a $7.8 million senior loan and a $0.8 million mezzanine loan.

(4) The Company has made a preferred equity investment that earns a preferred return. Purchase price represents preferred equity investment.

* The development is in the planning phase; project specifications are in process.

20

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds
Wesley Village II (1)	Charlotte, NC	3/1/2019	-	100%	$1.0	$1.0

Preston View	Morrisville, NC	7/15/2019	382	100%	64.0	21.4

Leigh House (2)	Raleigh, NC	7/15/2019	245	—	52.0	14.2

Sorrel	Frisco, TX	7/15/2019	352	100%	57.9	18.0

Sovereign	Fort Worth, TX	7/15/2019	322	100%	53.0	23.5

ARIUM Palms	Orlando, FL	8/29/2019	252	100%	46.8	15.3

Marquis at Crown Ridge	San Antonio, TX	9/20/2019	352	90%	38.4	9.1

Marquis at Stone Oak	San Antonio, TX	9/20/2019	335	90%	56.6	13.1

Total/Weighted Average			2,240		$369.7	$115.6

(1) Sale of an undeveloped parcel of land.

(2) Preferred equity investment.

21

Bluerock Residential Growth REIT, Inc.

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties

For the Three and Nine Months Ended September 30, 2019

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of July 1, 2019	Change	Investment Balance as of September 30, 2019		Return as of September 30, 2019		CFFO Earned for the Three Months Ended September 30, 2019	CFFO Earned for the Nine Months Ended September 30, 2019
Preferred and Equity Investments
Alexan CityCentre	$12,788	$-	$12,788		17.5%		$563	$1,545
Alexan Southside Place	24,041	825	24,866		6.5%		402	1,175
Helios	19,189	-	19,189		7.0%		339	1,005
Leigh House	14,174	(13,652)	522	(1)	-		73	1,155
Mira Vista	-	5,250	5,250		7.0% current + 3.1% accrued		13	13
North Creek Apartments	10,210	4,481	14,691		8.5% current + 4.0% accrued		267	614
Riverside Apartments	7,274	1,731	9,005		8.5% current + 4.0% accrued		176	383
Thornton Flats	-	4,600	4,600		8.0% current + 1.0% accrued		5	5
Wayforth at Concord	-	1,456	1,456		9.0% current + 4.0% accrued		18	18
Whetstone Apartments	12,932	-	12,932		7.2% accrued	(2)	120	246
Other	96	4	100			(3)	-	-
	$100,704	$4,695	$105,399				$1,976	$6,159

Mezzanine Loans
Arlo (3)	$24,883	$1,688	$26,571		15.0%		$929	$2,758
Cade Boca Raton (3)	12,894	919	13,813		15.0%		504	1,408
Domain at The One Forty (3)	22,370	1,050	23,420		15.0%		849	2,406
Flagler Village (3)	75,409	-	75,409		12.9%		2,427	7,199
Novel Perimeter (3)	20,859	-	20,859		15.0%		779	2,312
The Park at Chapel Hill (4)	8,570	-	8,570		10.0%		214	582
Vickers Historic Roswell (3)	10,783	836	11,619		15.0%		423	1,209
	$175,768	$4,493	$180,261				$6,125	$17,874

(1) Represents remaining net assets in the joint venture after receipt of $14.2 million in proceeds for the preferred equity investment.

(2) Effective April 1, 2017, the preferred income is being accrued, except for a $0.1 million payment in March 2019 and a $0.1 million payment in September 2019.

(3) The Company also holds an equity method investment with 0.5% common ownership.

(4) The investment includes a $7.8 million senior loan and a $0.8 million mezzanine loan.

22

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Third Quarter 2019

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent (2)		Revenue per Occupied Unit (3)		Average Occupancy
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990	$1,256		$1,404		92.0%
ARIUM Grandewood	Orlando, FL	306	2005	1,430		1,542		95.7%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,424		1,585		93.9%
ARIUM Metrowest	Orlando, FL	510	2001	1,414		1,604		93.9%
ARIUM Westside	Atlanta, GA	336	2008	1,543		1,689		91.0%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,650		1,856		92.5%
Ashton Reserve	Charlotte, NC	473	2015	1,124		1,270		95.9%
Citrus Tower	Orlando, FL	336	2006	1,325		1,479		93.7%
Denim	Scottsdale, AZ	645	1979	1,155		1,282		97.4%
Element	Las Vegas, NV	200	1995	1,250		1,466		94.4%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,807		1,935		96.1%
Gulfshore Apartment Homes, formerly ARIUM Gulfshore	Naples, FL	368	2016	1,313		1,466		91.1%
James on South First	Austin, TX	250	2016	1,313		1,482		96.6%
Marquis at The Cascades	Tyler, TX	582	2009	1,233		1,327		94.1%
Marquis at TPC	San Antonio, TX	139	2008	1,519		1,640		93.3%
Outlook at Greystone	Birmingham, AL	300	2007	998		1,194		95.3%
Park & Kingston	Charlotte, NC	168	2015	1,326		1,389		95.4%
Pine Lakes Preserve, formerly ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,318		1,497		91.9%
Plantation Park	Lake Jackson, TX	238	2016	1,369		1,520		91.5%
Providence Trail	Mount Juliet, TN	334	2007	1,240		1,401		95.3%
Roswell City Walk	Roswell, GA	320	2015	1,563		1,788		95.1%
Sands Parc	Daytona Beach, FL	264	2017	1,379		1,567		96.0%
The Brodie	Austin, TX	324	2001	1,310		1,507		97.3%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,445		1,617		95.0%
The Mills	Greenville, SC	304	2013	1,060		1,192		92.9%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,474		1,614		96.6%
The Reserve at Palmer Ranch, formerly ARIUM at Palmer Ranch	Sarasota, FL	320	2016	1,321		1,483		92.2%
The Sanctuary	Las Vegas, NV	320	1988	1,039		1,139		93.4%
Veranda at Centerfield	Houston, TX	400	1999	956		1,052		94.9%
Villages of Cypress Creek	Houston, TX	384	2001	1,146		1,236		92.4%
Wesley Village	Charlotte, NC	301	2010	1,381		1,493		95.2%

Total Consolidated Operating Properties		10,790		$1,317	(5)	$1,468	(5)	94.2	%(5)

Mezzanine/Preferred Investments:
Alexan CityCentre	Houston, TX	340		$1,666		$1,779		94.0%
Alexan Southside Place	Houston, TX	270		1,689		1,811		97.6%
Arlo	Charlotte, NC	286		1,507	(4)	N/A		N/A
Cade Boca Raton	Boca Raton, FL	90		2,549	(4)	N/A		N/A
Domain at The One Forty	Garland, TX	299		1,469	(4)	N/A		N/A
Flagler Village	Fort Lauderdale, FL	385		2,352	(4)	N/A		N/A
Helios	Atlanta, GA	282		1,451		1,581		96.0%
Mira Vista	Austin, TX	200		984		1,104		93.2%
North Creek Apartments	Leander, TX	259		1,358	(4)	N/A		N/A
Novel Perimeter	Atlanta, GA	320		1,749	(4)	N/A		N/A
Riverside Apartments	Austin, TX	222		1,408	(4)	N/A		N/A
The Park at Chapel Hill	Chapel Hill, NC	*		*		N/A		N/A
Thornton Flats	Austin, TX	104		1,577		1,724		92.6%
Vickers Historic Roswell	Roswell, GA	79		3,176	(4)	N/A		N/A
Wayforth at Concord	Concord, NC	150		1,707	(4)	N/A		N/A
Whetstone Apartments	Durham, NC	204		1,316		1,505		96.4%

Total Mezzanine/Preferred Investments		3,490		$1,698	(6)	$1,669	(6)	95.7	%(6)

Total Portfolio		14,280		$1,407	(7)	$1,488	(7)	94.4	%(7)

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended September 30, 2019.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended September 30, 2019.

(4) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

(5) The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,313, $1,462, and 94.1%, respectively, for the three months ended September 30, 2019.

(6) The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,693, $1,658, and 95.7%, respectively, for the three months ended September 30, 2019.

(7) The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,397, $1,480, and 94.3%, respectively, for the three months ended September 30, 2019.

* The development is in the planning phase; project specifications are in process.

23

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of September 30, 2019

(Unaudited)

Units and Investment
	2019			To Date
	Completed	Completed	Total Expected	Total	Unrenovated Units
	in 3Q	Year-to-date	Completions in 2019	Completed	Remaining
Number of Renovations	263	768	900 - 1,200	2,434	4,307
Renovation Cost per Unit	$5,955	$5,613	$6,000 - $7,000

Returns
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$5,123	$108	25.2%

24

Bluerock Residential Growth REIT, Inc.

Mezzanine/Preferred Investments

As of September 30, 2019

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

											Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units		Total Actual/ Estimated Construction Cost (in millions)		Cost to Date (in millions)		Actual/ Estimated Construction Cost Per Unit		Total Available Financing (in millions)		Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (1)
Whetstone Apartments (2)	204		$37.0		$37.0		$181,373		$26.3		N/A	3Q14	3Q15	4Q16
Alexan CityCentre (2)	340		$83.5		$80.7		$245,588		$60.0		4Q14	2Q17	4Q17	3Q18
Helios (2)	282		$51.8		$50.7		$183,688		$39.5		4Q15	2Q17	4Q17	4Q18
Alexan Southside Place (2)	270		$49.4		$47.0		$182,963		$36.0		4Q15	4Q17	1Q18	1Q19
Vickers Historic Roswell (3)	79		$31.9		$30.0		$403,797		$18.0		2Q16	2Q18	3Q18	2Q20
Domain at The One Forty (3)	299		$53.3		$51.4		$178,261		$36.7		1Q17	2Q18	4Q18	1Q20
Arlo (3)	286		$60.0		$57.8		$209,790		$41.8		4Q16	2Q18	1Q19	2Q20
Novel Perimeter (3)	320		$71.0		$68.5		$221,875		$44.7		4Q16	3Q18	1Q19	1Q20
Cade Boca Raton (3)	90		$30.1		$29.4		$334,444		$18.7		2Q17	4Q18	2Q19	4Q19
Flagler Village (3)	385		$135.4		$106.3		$351,688		$70.4		1Q18	2Q20	3Q20	2Q22
North Creek Apartments (2)	259		$44.0		$18.9		$169,884		$23.6		4Q18	3Q20	4Q20	3Q21
Riverside Apartments (2)	222		$37.9		$10.2		$170,721		$20.2		2Q19	4Q20	1Q21	3Q21
Wayforth at Concord (2)	150		$33.5		$7.1		$223,333		$22.3		4Q18	2Q20	3Q21	3Q21
The Park at Chapel Hill		(4)		(4)		(4)		(4)		(4)	(4)	(4)	(4)	(4)
Mira Vista (2)	200			(5)		(5)		(5)	$15.1		(5)	(5)	(5)	(5)
Thornton Flats (2)	104			(5)		(5)		(5)	$13.9		(5)	(5)	(5)	(5)

(1) We defined stabilized occupancy as attainment of 90% physical occupancy.

(2) Represents a preferred equity investment. North Creek Apartments, Riverside Apartments, and Wayforth at Concord have an option to purchase the property at stabilization.

(3) Represents a mezzanine loan investment. Arlo, Cade Boca Raton, and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.

(4) The development is in the planning phase; project specifications are in process.

(5) Stabilized operating property in which the Company made a preferred equity investment.

25

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Third Quarter 2019

(Unaudited and dollars in thousands except for share and per share data)

	September 30, 2019	December 31, 2018
ASSETS
Net Real Estate Investments
Land	$231,380	$200,385
Buildings and improvements	1,534,126	1,546,244
Furniture, fixtures and equipment	59,031	55,050
Construction in progress	260	989
Total Gross Real Estate Investments	1,824,797	1,802,668
Accumulated depreciation	(125,247)	(108,911)
Total Net Real Estate Investments	1,699,550	1,693,757
Cash and cash equivalents	42,806	24,775
Restricted cash	42,524	27,469
Notes and accrued interest receivable from related parties	180,261	164,084
Due from affiliates	3,777	2,854
Accounts receivable, prepaids and other assets	13,410	14,395
Preferred equity investments and investments in unconsolidated real estate joint ventures	105,399	89,033
In-place lease intangible assets, net	2,756	1,768
Total Assets	$2,090,483	$2,018,135

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,254,600	$1,206,136
Revolving credit facilities	—	82,209
Accounts payable	1,392	1,486
Other accrued liabilities	33,399	31,690
Due to affiliates	1,832	726
Distributions payable	12,948	12,073
Total Liabilities	1,304,171	1,334,320
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,721,460 shares issued and outstanding as of September 30, 2019 and December 31, 2018	140,143	139,545
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 460,064 and 306,009 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	412,761	272,842
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,323,750 shares issued and outstanding as of September 30, 2019 and December 31, 2018	56,715	56,485
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 229,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 shares issued and outstanding as of September 30, 2019 and December 31, 2018	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 22,382,060 and 23,322,211 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	224	233
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of September 30, 2019 and December 31, 2018	1	1
Additional paid-in-capital	299,507	307,938
Distributions in excess of cumulative earnings	(235,477)	(218,531)
Total Stockholders’ Equity	132,960	158,346
Noncontrolling Interests
Operating Partnership units	21,259	27,613
Partially owned properties	22,474	28,984
Total Noncontrolling Interests	43,733	56,597
Total Equity	176,693	214,943
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,090,483	$2,018,135

26

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2019 and 2018

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
Net rental income	$41,959	$37,408	$123,932	$104,791
Other property revenues	5,463	4,767	15,643	13,382
Rental and other property revenues	47,422	42,175	139,575	118,173
Interest income from related parties	6,125	5,702	17,874	16,532
Total revenues	53,547	47,877	157,449	134,705
Expenses
Property operating	19,377	17,971	56,847	50,504
Property management fees	1,256	1,141	3,707	3,208
General and administrative	6,259	4,732	16,933	13,929
Acquisition and pursuit costs	217	7	346	78
Weather-related losses, net	57	13	347	181
Depreciation and amortization	17,643	15,384	51,097	45,844
Total expenses	44,809	39,248	129,277	113,744
Operating income	8,738	8,629	28,172	20,961
Other income (expense)
Preferred returns on unconsolidated real estate joint ventures	2,316	2,789	7,097	7,877
Gain on sale of real estate investments	48,680	—	48,680	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Loss on extinguishment of debt and debt modification costs	(6,924)	(1,624)	(6,924)	(2,277)
Interest expense, net	(14,635)	(12,905)	(45,826)	(36,063)
Total other income (expense)	29,437	(11,740)	3,706	(30,463)
Net income (loss)	38,175	(3,111)	31,878	(9,502)
Preferred stock dividends	(11,887)	(9,105)	(33,291)	(25,995)
Preferred stock accretion	(2,717)	(1,631)	(6,920)	(4,141)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	6,191	(3,157)	(1,747)	(8,841)
Partially owned properties	220	(356)	(662)	(824)
Net income (loss) attributable to noncontrolling interests	6,411	(3,513)	(2,409)	(9,665)
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)

Net income (loss) per common share - Basic	$0.76	$(0.44)	$(0.29)	$(1.28)

Net income (loss) per common share – Diluted	$0.75	$(0.44)	$(0.29)	$(1.28)

Weighted average basic common shares outstanding	22,320,710	23,742,129	22,622,040	23,893,957
Weighted average diluted common shares outstanding	22,669,188	23,742,129	22,622,040	23,893,957

27

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Stockholders and Unit Holders

For the Three and Nine Months Ended September 30, 2019 and 2018

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)
Add back: Net income (loss) attributable to Operating Partnership units	6,191	(3,157)	(1,747)	(8,841)
Net income (loss) attributable to common stockholders and unit holders	23,351	(13,491)	(7,671)	(38,814)
Common stockholders and Operating Partnership units pro-rata share of:
Real estate depreciation and amortization (1)	16,755	14,497	48,187	43,318
Gain on sale of real estate investments	(48,172)	—	(48,172)	—
FFO Attributable to Common Stockholders and Unit Holders	(8,066)	1,006	(7,656)	4,504
Common stockholders and Operating Partnership units pro-rata share of:
Acquisition and pursuit costs	217	7	346	78
Non-cash interest expense	787	915	2,348	2,977
Unrealized loss (gain) on derivatives	131	(225)	2,418	(225)
Loss on extinguishment of debt and debt modification costs	6,864	1,573	6,864	2,226
Weather-related losses, net	57	13	305	178
Non-real estate depreciation and amortization	157	77	327	216
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	—	—	393	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(340)	(236)	(938)	(700)
Non-cash equity compensation	3,290	1,621	8,109	5,039
Preferred stock accretion	2,717	1,631	6,920	4,141
CFFO Attributable to Common Stockholders and Unit Holders	$5,814	$6,382	$18,757	$18,434

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.26)	$0.03	$(0.25)	$0.15
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.19	$0.21	$0.61	$0.60

Weighted average common shares and units outstanding - diluted	30,847,869	30,994,530	30,734,110	30,896,740

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

28

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of September 30, 2019

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM Glenridge	$49,500	3.42%	L + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Grandewood	39,385	3.92%	(2)	July 1, 2025
ARIUM Hunter’s Creek	72,294	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Ashton Reserve I	30,469	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,213	3.59%	L + 1.50% subject to Cap (1)	August 1, 2025
Citrus Tower	41,438	4.07%	Fixed	October 1, 2024
Denim	91,634	3.32%	Fixed	August 1, 2029
Element	29,260	3.63%	Fixed	July 1, 2026
Enders Place at Baldwin Park (3)	23,461	4.30%	Fixed	November 1, 2022
Gulfshore Apartment Homes, formerly ARIUM Gulfshore	46,345	3.26%	Fixed	September 1, 2029
James on South First	26,219	4.35%	Fixed	January 1, 2024
Marquis at The Cascades I	32,438	3.70%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades II	22,638	3.70%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at TPC	16,557	3.70%	L + 1.61% subject to Cap (1)	June 1, 2024
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston (4)	18,432	3.41%	Fixed	April 1, 2020
Pine Lakes Reserve, formerly ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Providence Trail	47,950	3.54%	Fixed	July 1, 2026
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
The Brodie	34,358	3.71%	Fixed	December 1, 2023
The Links at Plum Creek	40,000	4.31%	Fixed	October 1, 2025
The Mills	25,924	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	48,490	3.26%	Fixed	September 1, 2029
The Reserve at Palmer Ranch, formerly ARIUM at Palmer Ranch	41,348	4.41%	Fixed	May 1, 2025
The Sanctuary	33,707	3.31%	Fixed	August 1, 2029
Veranda at Centerfield	26,100	3.34%	L + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,278	4.25%	Fixed	April 1, 2024
Total	1,263,702
Fair value adjustments	1,119
Deferred financing costs, net	(10,221)
Total	$1,254,600
Weighted Average Interest Rate	3.86%

(1) In September 2019, one month LIBOR in effect was 2.09%. LIBOR rate is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021.

(2) The principal balance includes a $19.7 million advance at a fixed rate of 4.35% and a $19.7 million advance at a variable rate of 3.49% as of September 30, 2019.

(3) The principal balance includes a $15.9 million loan at a fixed rate of 3.97% and a $7.5 million supplemental loan at a fixed rate of 5.01%.

(4) The principal balance includes a $15.3 million loan at a fixed rate of 3.21% and a $3.2 million supplemental loan at a fixed rate of 4.34%.

29

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of September 30, 2019

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2019	$1,049	$350	$1,399	0.11%
2020	25,761	1,546	27,307	2.16%
2021	10,203	2,107	12,310	0.97%
2022	59,666	3,086	62,752	4.97%
2023	123,087	28,652	151,739	12.01%
Thereafter	861,818	146,377	1,008,195	79.78%
	$1,081,584	$182,118	$1,263,702	100.00%
Fair Value Adjustments	1,119	-	1,119
Subtotal	$1,082,703	$182,118	$1,264,821
Deferred Financing Costs, net	(8,545)	(1,676)	(10,221)
Total	$1,074,158	$180,442	$1,254,600

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$1,082,703	85.6%	3.91%	6.0
Secured Floating Rate Debt (1)	182,118	14.4%	3.54%	5.1
Total/Average	$1,264,821	100.0%	3.86%	5.9

(1) 100% of the floating rate debt is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021.

30

Bluerock Residential Growth REIT, Inc.

2019 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2019 Outlook (3)
	Low	High
Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share	$0.81	$0.84

Same Store NOI Growth	5.0%	6.5%
Property management fee as a % of revenue	2.7%	2.7%
General and administrative expenses (1)	11,500	11,000
Income from preferred equity & mezzanine investments	33,500	33,500
Normal recurring capital expenditures (2)	2,500	2,500

Value-add Upgrades
Forecasted unit count	900	1,200
Return on investment	20%	20%

Dispositions
Total Gross Asset Value	200,000	400,000

Noncontrolling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest % of CFFO - Partially owned properties	5.0%	4.7%
Series B Raise	135,000	185,000
Preferred stock dividends	44,000	45,300
Estimated weighted average diluted common shares and units outstanding	31,500	31,500

(1) General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.

(2) Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.

(3) The Company has not reconciled projected Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

31

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired five operating properties and made six property investments through preferred equity interests or mezzanine loans, and sold seven operating properties subsequent to September 30, 2018. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net income (loss) attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)
Net income (loss) attributable to noncontrolling interests	6,411	(3,513)	(2,409)	(9,665)
Preferred stock dividends	11,887	9,105	33,291	25,995
Preferred stock accretion	2,717	1,631	6,920	4,141
Interest expense, net	14,635	12,905	45,826	36,063
Depreciation and amortization	17,486	15,307	50,770	45,628
Gain on sale of real estate investments	(48,680)	—	(48,680)	—
Loss on extinguishment of debt and debt modification costs	6,924	1,624	6,924	2,277
EBITDAre	$28,540	$26,725	$86,718	$74,466
Acquisition and pursuit costs	217	7	346	78
Non-real estate depreciation and amortization	157	77	327	216
Weather-related losses, net	57	13	347	181
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	—	—	393	—
Non-cash equity compensation	3,290	1,621	8,109	5,039
Non-cash preferred returns on unconsolidated real estate joint ventures	(340)	(236)	(938)	(700)
Adjusted EBITDAre	$31,921	$28,207	$94,623	$79,280

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired five operating properties and made six property investments through preferred equity interests or mezzanine loans, and sold seven operating properties subsequent to September 30, 2018. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$17,160	$(10,334)	$(5,924)	$(29,973)
Add back: Net income (loss) attributable to Operating Partnership units	6,191	(3,157)	(1,747)	(8,841)
Net income (loss) attributable to common stockholders and unit holders	23,351	(13,491)	(7,671)	(38,814)
Add common stockholders and Operating Partnership units pro-rata share of:
Depreciation and amortization	16,755	14,497	48,187	43,318
Non-real estate depreciation and amortization	157	77	327	216
Non-cash interest expense	787	915	2,348	2,977
Unrealized loss (gain) on derivatives	131	(225)	2,418	(225)
Loss on extinguishment of debt and debt modification costs	6,864	1,573	6,864	2,226
Property management fees	1,193	1,077	3,511	3,033
Acquisition and pursuit costs	217	7	346	78
Corporate operating expenses	6,187	4,667	16,716	13,864
Weather-related losses, net	57	13	305	178
Preferred dividends	11,887	9,105	33,291	25,995
Preferred stock accretion	2,717	1,631	6,920	4,141
Less common stockholders and Operating Partnership units pro-rata share of:
Preferred returns on unconsolidated real estate joint ventures	2,316	2,789	7,097	7,877
Interest income from related parties	6,125	5,702	17,874	16,532
Gain on sale of real estate investments	48,172	—	48,172	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Pro-rata share of properties’ income	13,690	11,355	39,740	32,578
Add:
Noncontrolling interest pro-rata share of partially owned property income	668	660	2,086	1,855
Total property income	14,358	12,015	41,826	34,433
Add:
Interest expense	13,687	12,189	40,902	33,236
Net operating income	28,045	24,204	82,728	67,669
Less:
Non-same store net operating income	7,288	4,303	26,067	15,374
Same store net operating income (1)	$20,757	$19,901	$56,661	$52,295

(1) Same store portfolio for the three months ended September 30, 2019 consists of 25 properties, which represent 8,379 units. Same store portfolio for the nine months ended September 30, 2019 consists of 22 properties, which represent 7,613 units.

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